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                                                                   Exhibit 23.13


                                  August 13, 1997


      We hereby consent to the use of our firm's name in the Form S-1 Registration Statement, and any amendments thereto, of Rock of Ages Corporation, a Delaware Corporation, with reference to this firm's assesment of the saleable reserves for the E.L. Smith, Adam-Pirie and Bethel quarries in such Registration Statement.

                                    CA Rich Consultants, Inc.

                                    By: /s/ Charles Rich
                                        -----------------------------
                                          Name:  Charles Rich
                                          Title: President